Ex.23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Adriatic Holdings Limited registration statement, on Form SB-2, of our report dated May 5, 1999, accompanying the financial statements of Adriatic Holdings Limited for the period from inception (July 9, 1998) through December 31, 1998 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


                                                      /s/ SPICER, JEFFRIES & CO.
                                                      --------------------------
                                                          SPICER, JEFFRIES & CO.

Denver, Colorodo
December 20, 1999